SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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ALLIANCE BANKSHARES CORPORATION

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Not Applicable

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14280 Park Meadow Drive
Chantilly, Virginia 20151

Dear Fellow Shareholders:

     You are cordially invited to attend the 2004 Annual Meeting of Shareholders of Alliance Bankshares Corporation. The meeting will be held on Thursday, June 10, 2004, at 2:30 p.m. at the Westfields Marriott, 14750 Conference Center Drive, Chantilly, Virginia. The accompanying notice and proxy statement describe the matters to be presented at the meeting. Enclosed is our Annual Report to Shareholders that will be reviewed at the Annual Meeting.

     At the Annual Meeting, you will vote on the election of three Class B directors of Bankshares to serve for the next three years. Your Board of Directors supports these individuals and recommends that you VOTE FOR them as directors. You will also vote on the appointment of Yount, Hyde & Barbour, P.C. as independent public accountants for Bankshares for 2004. The Board of Directors recommends that you VOTE FOR ratification of the appointment of Yount, Hyde & Barbour, P.C.

     We hope you can attend the Annual Meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. If you choose to attend the Annual Meeting in person, you can revoke your proxy at any time before it is voted. Your vote is important regardless of the number of shares you own!

     We look forward to seeing you at the Annual Meeting, and we appreciate your continued loyalty and support.

Very truly yours,

Thomas A. Young, Jr. President and Chief Executive Officer

April 29, 2004

ALLIANCE BANKSHARES CORPORATION
14280 Park Meadow Drive, Suite 350
Chantilly, Virginia 20151

NOTICE OF 2004 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD THURSDAY, JUNE 10, 2004

     The 2004 Annual Meeting of Shareholders of Alliance Bankshares Corporation (“Bankshares”) will be held at the Westfields Marriott, 14750 Conference Center Drive, Chantilly, Virginia on Thursday, June 10, 2004 at 2:30 p.m., for the following purposes:

1.	To elect three Class B directors to the Board of Directors of Bankshares to serve until the 2007 Annual Meeting of Shareholders, as described in the proxy statement accompanying this notice;

2.	To ratify the appointment of Yount, Hyde & Barbour, P.C. as Bankshares’ independent public accountants for the fiscal year ending December 31, 2004; and

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on April 19, 2004, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

Paul M. Harbolick, Jr. Executive Vice President, CFO & Secretary

April 29, 2004

IMPORTANT NOTICE

     Please complete, sign, date, and return the enclosed proxy card in the accompanying postage paid envelope so that your shares will be represented at the meeting. Shareholders attending the meeting may personally vote on all matters that are considered, in which event their signed proxies are revoked.

ALLIANCE BANKSHARES CORPORATION
14280 Park Meadow Drive, Suite 350
Chantilly, Virginia 20151

PROXY STATEMENT
2004 ANNUAL MEETING OF SHAREHOLDERS

GENERAL

     The following information is furnished in connection with the solicitation by and on behalf of the Board of Directors of the enclosed proxy to be used at the 2004 Annual Meeting of the Shareholders (the “Annual Meeting”) of Alliance Bankshares Corporation (“Bankshares”) to be held Thursday, June 10, 2004, at 2:30 p.m. at the Westfields Marriott, 14750 Conference Center Drive, Chantilly, Virginia. The approximate mailing date of this proxy statement, accompanying notice, proxy card and annual report is May 4, 2004.

Revocation and Voting of Proxies

     Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person. A shareholder may also revoke his proxy at any time before it is exercised by filing a written notice with Bankshares or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any properly adjourned session of the Annual Meeting. If a shareholder specifies how the proxy is to be voted with respect to any proposal for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder fails to specify with respect to a proposal, the proxy will be voted FOR the director nominees named in Proposal One and FOR Proposal Two, as set forth in the accompanying notice and further described herein.

Voting Rights of Shareholders

     Only those shareholders of record at the close of business on April 19, 2004, are entitled to notice of and to vote at the Annual Meeting, or any adjournments thereof. The number of shares of common stock of Bankshares outstanding and entitled to vote at the Annual Meeting is 4,743,424. Bankshares has no other class of stock outstanding. A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business. Each share of Bankshares common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting.

     With regard to the election of directors, votes may be cast in favor or withheld. If a quorum is present, the nominees receiving the most votes at the Annual Meeting (even though less than a majority), will be elected directors; therefore, votes withheld will have no effect. Approval of any other matter requires more votes cast in favor of the matter than cast against the matter. Thus, although abstentions and broker non-votes (shares held by customers which may not be voted on certain matters because the broker has not received specific instructions from the customers) are counted for purposes of determining the presence or absence of a quorum for the transaction of business, they are generally not counted for purposes of determining whether a matter has been approved, and therefore have no effect.

Solicitation of Proxies

     The cost of solicitation of proxies will be borne by Bankshares. Solicitations will be made only by the use of the mail, except that officers and regular employees of Bankshares and the Bank may make solicitations of proxies by telephone or letter, acting without compensation other than their regular compensation. We anticipate that brokerage houses and other nominees, custodians, and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons, and Bankshares will reimburse them for their charges and expenses in this connection. We may at our sole discretion engage a proxy solicitor as part of the routine proxy solicitation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows as of April 19, 2004, the beneficial ownership of Bankshares’ common stock of each director, director nominee, certain executive officers and of all directors, director nominees and executive officers of Bankshares as a group. Mr. Webb is the only person known to Bankshares to beneficially own more than 5% of Bankshares’ common stock. All share amounts have been adjusted to reflect the three-for-two stock split in the form of a stock dividend paid on September 29, 2003.

Name and Address of	Number of Shares
Beneficial Owner	Beneficially Owned (1)		Percent of Class (2)
Thomas P. Danaher	74,588	(3)	1.56%
William M. Drohan	57,691	(3)	1.21%
Frank H. Grace, III	15,557	(4)	*
Lawrence N. Grant	71,908	(3)	1.51%
Paul M. Harbolick, Jr.	24,588	(5)	*
Harvey E. Johnson, Jr.	70,963	(3)	1.49%
Serina Moy	66,868	(3)	1.40%
Craig W. Sacknoff	51,413	(6)	1.08%
Robert H. Turley	5,701	(7)	*
George S. Webb	254,515	(3)	5.33%
Robert G. Weyers	89,588	(3)	1.88%
Thomas A. Young, Jr.	57,335	(8)	1.20%
All directors & executive officers as a group (12)	840,715	(9)	16.59%

*	Represents less than 1% of total shares of common stock outstanding.

(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provision of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he has the right to acquire beneficial ownership within sixty days. Beneficial ownership also includes any shares held in the name of an individual’s spouse, minor children or other relatives living in the individual’s home.

(2)	The ownership percentage of each individual is calculated based on the total of 4,743,424 shares of common stock that were outstanding as of April 19, 2004, plus the number of shares that can be issued to the individual within sixty days of April 19, 2004 upon the exercise of stock options held by the individual. Shares of common stock that are subject to exercisable stock options are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by any person or group but are not deemed outstanding for the purpose of computing the percentage of common stock owned by any other person or group.

(3)	Includes 29,598 shares issuable upon the exercise of currently exercisable stock options.

(4)	Includes 13,557 shares issuable upon the exercise of currently exercisable stock options.

(5)	Includes 21,713 shares issuable upon the exercise of currently exercisable stock options.

(6)	Includes 32,588 shares issuable upon the exercise of currently exercisable stock options.

(7)	Includes 5,401 shares issuable upon the exercise of currently exercisable stock options.

(8)	Includes 42,675 shares issuable upon the exercise of currently exercisable stock options.

(9)	Includes 323,050 shares issuable upon the exercise of currently exercisable stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires directors, executive officers, and 10% beneficial owners of Bankshares’ common stock to file reports concerning their ownership of common stock. Due to an administrative oversight, Bankshares’ directors and executive officers had a late start complying with these filing requirements. On June 27, 2003, each of Bankshares’ directors and executive officers filed a late initial report on Form 3 reflecting his or her beneficial ownership as of October 29, 2001 (January 2, 2003 in the case of Mr. Turley), and a late report on Form 4 reflecting various acquisitions and dispositions of Bankshares’ common stock between December 4, 2001 (January 2, 2003 in the case of Mr. Turley) and May 28, 2003. In addition, due to another administrative oversight, each of Bankshares’ directors and executive officers filed a late Form 4 to report a January 2, 2004 award of stock options. Bankshares is currently reviewing its reporting procedures in an effort to enhance the ability of its directors and executive officers to comply in a timely manner with the Section 16(a) reporting requirements in the future.

PROPOSAL ONE
ELECTION OF DIRECTORS

     Bankshares’ Board currently consists of eight directors and is divided into three classes (A, B and C) of directors, with each class serving a three-year term. The term of office for Class B directors will expire at the Annual Meeting. The three persons named below, each of whom currently serves as a Class B director of Bankshares, will be nominated to serve as Class B directors. If elected, the Class B nominees will serve until the 2007 Annual Meeting of Shareholders. The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. The Board believes that the nominees will be available and able to serve as directors, but if any of these persons should not be available or able to serve, the proxies may exercise discretionary authority to vote for a substitute proposed by the Board.

     Certain information concerning the nominees for election at the Annual Meeting as Class B directors is set forth below, as well as certain information about the Class C and A directors, who will continue in office until the 2005 and 2006 Annual Meetings of Shareholders, respectively.

Nominees for Election of Directors

Name (Age)	Director Since (1)	Principal Occupation During Past Five Years
Class B Nominees (To Serve Until the 2007 Annual Meeting)
Thomas P. Danaher (76)	1997	Chairman of the board of directors. Mr. Danaher is the founder of Danaher Insurance, a general insurance agency located in Annandale, Virginia. He is an active member of all Alliance Bankshares, Bank and Alliance Home Funding committees. He is past President of the Northern Virginia Association of Insurance Agents and has served on agent advisory boards for three major companies. He is an active member of the Service Corps of Retired Executives, Small Business Administration (SBA) and lectures on business insurance at SBA workshops. Mr. Danaher resides in Alexandria, Virginia.

William M. Drohan (48)	1997	Mr. Drohan is a resident of Great Falls, Virginia, and is the President of the Drohan Management Group, an association management and consulting firm. He chairs the Asset/Liability and Budget committee. Mr. Drohan formerly served as Executive Director of the National Association of State Credit Union Supervisors. He serves on the board of directors of the American Society of Association Executives Association Management Company Section and is a member of the Greater Washington Society of Association Executives and the Reston Chamber of Commerce. Mr. Drohan holds BS and MBA degrees.

George S. Webb (62)	1997	Mr. Webb is a resident of Fairfax, Virginia and is the owner and President of the Airston Group, a home building company dedicated to construction of quality homes and personal attention to their homeowners in Fairfax and Prince William Counties and the City of Alexandria. He chairs the Marketing Committee. The Airston Group, which Mr. Webb started in 1976, has won several awards for quality, design and innovation. Mr. Webb is very active in Northern Virginia real estate and is a member of the Northern Virginia Building Association and the National Association of Home Builders.

Directors Continuing in Office

Name (Age)	Director Since (1)	Principal Occupation During Past Five Years
Class C Directors (Serving Until the 2005 Annual Meeting)
Lawrence N. Grant, CLUR, CPCU (64)	1996	Mr. Grant founded the Independent Insurance Center, Inc., which writes property and casualty, bonding, life and health coverage for commercial and personal clients, specializing in contractors, restaurants, auto services, and high tech companies, with offices in Leesburg and Winchester, Virginia. Mr. Grant is also President of Fire Mark Insurance Associates, Inc. and is the Vice-President of Associated Risk Managers of Virginia, Inc. Mr. Grant resides in Leesburg, Virginia.

Serina Moy (48)	1997	Ms. Moy, is a resident of Silver Spring, Maryland and is a principal in Moy, Cheung & Company, a local accounting firm. She became an NTPI Master in Taxation in 2002. Ms. Moy is co-chair of the audit committee. She is a member of an IRS Focus Group working

Name (Age)	Director Since (1)	Principal Occupation During Past Five Years
		on improving IRS programs and services, a member of the advisory council to the SBA, a member of the AICPA and CAEA Task Force and was an advisor to the Federal Government Single Web Site on the Internet. Ms. Moy serves as advisory counsel for a number of Chinese trade and non-profit organizations in the United States. She has been a director of Alliance Bankshares since its inception in 2002 and has been a director of Alliance Bank since 1997.

Thomas A. Young, Jr. (52)	2002	Mr. Young was named President and CEO of Alliance Bank in December 2000. He became President and CEO of Alliance Bankshares when it was formed in May 2002. Mr. Young is an active member of several board committees. Mr. Young’s initial role with Alliance Bank was as a Senior Vice President and Lender starting in August 1998. He served as Senior Credit Officer from 1999 to 2000, and served as interim President beginning October 2000. Prior to joining Alliance Bank, Mr. Young worked at First Union after its acquisition of Signet Bank in November 1997. From October 1983 to November 1997, he served as a Vice President/Commercial Lender for Signet Bank. Mr. Young has over 32 years of experience in banking and currently resides in Manassas, Virginia.

Class A Directors Serving Until the 2006 Annual Meeting)
Harvey E. Johnson, Jr. (66)	1996	Mr. Johnson is a resident of Arlington, Virginia, is a certified public accountant and has been in public accounting for 37 years. He currently owns his own CPA practice in Arlington, Virginia. Mr. Johnson is chairman of the loan committee and is co-chair of the audit committee.

Robert G. Weyers (68)	1996	Mr. Weyers is the former owner and former President of KBR Corporation, a commercial and industrial renovation company doing business in the Washington, D.C. metropolitan area, which he sold in 2003. He chairs the Personnel Committee. Mr. Weyers resides in Fairfax Station, Virginia.

(1)	Refers to the year in which the director was first elected to the Board of Directors of Alliance Bank Corporation (a predecessor corporation to Bankshares).

     The Board of Directors is not aware of any family relationship between any director, executive officer or person nominated by Bankshares to become director; nor is the Board of Directors aware of any involvement in legal proceedings that would be material to an evaluation of the ability or integrity of any director, executive officer, or person nominated to become a director. Unless authority for the nominees is withheld, the shares represented by the enclosed proxy card, if executed and returned, will be voted FOR the election of the nominees proposed by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES TO SERVE AS CLASS B DIRECTORS.

Meetings and Committees of the Board of Directors

     On December 1, 2003, the NASDAQ Stock Market (“Nasdaq”) adopted new listing standards for companies whose securities are quoted on Nasdaq. Recognizing the challenges that small business issuers face in meeting the new requirements, small business issuers such as Bankshares have been given additional time and are not required to comply with the new requirements until July 31, 2005. Bankshares intends to fully comply with the new listing standards in advance of the July 31, 2005 compliance deadline.

     The current Board of Directors is comprised of a majority of “independent” directors, as defined by both the new listing standards of Nasdaq and the director independence requirements of Nasdaq as currently in effect and applicable to Bankshares. Independent directors do not receive consulting, legal or other fees from Bankshares, Alliance Bank Corporation (the “Bank”) or Alliance Home Funding, LLC (“AHF”) other than Board and committee compensation. Although companies affiliated with certain of these directors provide goods and services to Bankshares, the Bank or AHF, the Board of Directors has determined in accordance with the Nasdaq listing standards that these independent directors have no relationships with Bankshares, the Bank or AHF that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director.

     During 2003, there were fourteen meetings of the Board of Directors. Each director attended at least 75% of all meetings of the Boards and committees on which he or she served, with the exception of Mr. Webb. All Board members attended the 2003 Annual Shareholders Meeting, with the exception of Mr. Webb.

     Bankshares has not adopted a formal policy on board members’ attendance at the annual meetings of shareholders, although all board members are invited and encouraged to attend and, historically, most have done so.

     The Board of Directors has standing Audit and Compensation Committees. Currently, the Board of Directors as a whole currently acts as the nominating committee for nominees to be voted on for election as directors.

     Members of the Compensation Committee are Messrs. Weyers, Grant and Danaher. The Compensation Committee recommends the level of compensation of each officer of Bankshares, the Bank and AHF, the granting of stock options, employment agreements and other employee remuneration plans for approval by the Board of Directors. The Compensation Committee met twice during 2003. The new Nasdaq listing standards include new requirements for compensation committees, including a requirement that compensation committees be comprised entirely of independent directors as defined by the new standards. Bankshares is not required to be in compliance with the new compensation committee rules until July 31, 2005. Bankshares’ Board of Directors intends to voluntarily comply with the new Nasdaq requirements in advance of the July 31, 2005 compliance deadline.

     Members of the Audit Committee are Messrs. Johnson, Danaher, Drohan and Ms. Moy. The Board of Directors has determined that all of the members of the Audit Committee satisfy the independence and financial literacy requirements for audit committee members under the new Nasdaq listing standards and SEC regulations currently in effect and applicable to Bankshares. The Board of Directors has also determined that Mr. Johnson, Chairman of the Audit Committee, qualifies as an “audit committee financial expert” within the meaning of applicable regulations of the SEC, promulgated pursuant to the Sarbanes-Oxley Act of 2002.

     The Audit Committee assists the board in its oversight duties with respect to financial reporting, internal controls, the internal and external audit functions and other matters relating to corporate governance. The Audit Committee is responsible for the appointment, compensation, and oversight of the work of Bankshares’ independent accountants. The committee also reviews on a regular basis the work of Bankshares’ internal audit program. The Audit Committee met three times during 2003. See Report of the Audit Committee on page 14.

     The Board of Directors does not currently have a separate nominating committee or committee performing similar functions because Bankshares believes that as a small business issuer, it is not necessary to have a separate nominating committee. Rather, the full Board of Directors participates in the consideration of all director nominees. At this time, the Board does not have a formal policy with regard to the consideration of any director candidates recommended by shareholders, because historically Bankshares has not received recommendations from its shareholders and the costs of establishing and maintaining procedures for the consideration of shareholder nominations have appeared unduly burdensome.

     Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition. However, in making its nomination determinations, the Board of Directors considers, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting Bankshares, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual.

     Bankshares does not currently employ an executive search firm, or pay a fee to any other third party, to locate qualified candidates for director positions.

     The new Nasdaq listing standards include new requirements for nominating procedures, including a requirement that nominating committees (or the directors acting in lieu of a nominating committee) be comprised entirely of independent directors as defined by the new standards. Bankshares is not required to be in compliance with the new nominating committee rules until July 31, 2005. Bankshares’ Board of Directors intends to voluntarily comply with the new Nasdaq requirements in advance of the July 31, 2005 compliance deadline.

Code of Ethics

     Bankshares’ Board of Directors is currently reviewing a proposed revision of its Code of Ethics that will apply to all directors, executive officers and employees of Bankshares, the Bank and AHF. The Board of Directors is expected to approve the revised Code of Ethics at its next meeting in May 2004. A copy of the Code of Ethics will be made available on Bankshares’ website at www.alliancebankva.com in the Investor Relations section of the website as soon as it is approved by the Board of Directors.

Shareholder Communications with the Board of Directors

     Shareholders who wish to contact the Board of Directors or any of its members may do so by addressing their written correspondence to Board of Directors, 14280 Park Meadow Drive, Suite 350, Chantilly, Virginia 20151. Correspondence directed to an individual Board member will be referred if appropriate to that member. Correspondence not directed to a particular Board member will be referred if appropriate to the Chairman of the Board.

Directors Compensation

     During 2003, each non-employee director received a monthly fee of $750. The fee represented compensation for the monthly board meetings and participation in the various committee meetings. In addition, the Chairman of the Board of Directors received an annual retainer of $5,000, the Chairman of the Loan Committee received an annual retainer of $2,500, and the Chairman of the Audit Committee received an annual retainer of $1,000.

     Effective January 2004, each non-employee director receives a monthly fee of $1,000. The fee represents compensation for the monthly board meetings and participation in the various committee meetings. The Chairman of the Board of Directors also receives an annual retainer of $13,000. Each other non-employee director receives an annual retainer of $4,000.

     On May 28, 2003, each non-employee director was granted a non-qualified option to purchase 3,750 common shares at $11.11 per share (adjusted for stock splits). The options vest over multiple years and none of the options were vested as of the date of this proxy statement (15% of the options will vest on May 28, 2004).

     On January 2, 2004, each non-employee director was granted a non-qualified option to purchase 1,000 common shares at $18.96 per share. The options vest over multiple years and none of the options were vested as of the date of this proxy statement.

Executive Officers

     Certain information concerning executive officers of Bankshares who are not directors is set forth below. Information with respect to Mr. Young is provided on page 5.

     Paul M. Harbolick, Jr., CPA (44), is the Executive Vice President and Chief Financial Officer. Mr. Harbolick has 22 years of financial management experience. He served as Senior Vice President and Chief Financial Officer of Alliance Bank from October 1999, and of Alliance Bankshares since it was formed in May 2003, until September 2003, when he became Executive Vice President and Chief Financial Officer of both companies. He served as an Accounting Manager for Freddie Mac from March 1997 to October 1999. He was a Vice President with George Mason Bank from 1995 to 1997. Mr. Harbolick currently serves on the board of directors of Loudoun Healthcare, Inc.

     Frank H. Grace, III (45), is a Senior Vice President and oversees the Private Client Services offered by Alliance Bank. Mr. Grace joined Alliance Bank in December 1999 to oversee the bank’s wealth management program. He has served as Senior Vice President of Alliance Bank since December 1999 and of Alliance Bankshares since it was formed in May 2003. Mr. Grace has over 25 years of banking experience. Prior to joining Alliance, he spent 15 years with Wachovia Corporation and its predecessor organizations as a Vice President and Principal working in wealth management, cash management and retail programs. Mr. Grace is licensed under a Series 24, 63, 66 and 7 arrangement to offer securities and brokerage advice to customers under a dual employment agreement with Linsco Private Ledger. He serves as a trustee of the Fairfax County Uniformed Retirement Board. In addition, he is active in a number of civic and nonprofit organizations in the Washington, D.C. area.

     Craig W. Sacknoff (53), is a Senior Vice President. He has worked for Alliance Bank since July 1998. He became a Senior Vice President of Alliance Bank when it opened in November 1998 and of Alliance Bankshares when it was formed in May 2003. Mr. Sacknoff served as Vice President/Commercial Lending of Patriot National Bank from 1991 to 1998. Mr. Sacknoff has over 33 years of experience in banking including commercial, real estate, construction, mortgage and retail positions. Mr. Sacknoff resides in Fairfax, VA.

     Robert H. Turley (43), is the President and Chief Executive Officer of Alliance Home Funding, LLC. Mr. Turley opened Alliance Home Funding in July 2001. Mr. Turley has been a mortgage banker in the Washington Metropolitan area since 1984. He served as Senior Vice President of Production for George Mason Mortgage from 1989 until 1994, when he became owner and Chief Executive Officer of Turbo Financial Services, a licensed mortgage broker company. Mr. Turley resides in Fairfax, VA and is a graduate of George Mason University.

Interest of Management in Certain Transactions

     The Bank grants loans and letters of credit to its executive officers, directors and their affiliated entities. These loans are made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with unrelated persons, and, in the opinion of management, do not involve more than normal risk or present other unfavorable features. The aggregate amount of such loans outstanding at December 31, 2003 and 2002 was approximately $622,000 and $914,000, respectively. During 2003, new loans and line of credit advances to such related parties amounted to $56,000 in the aggregate and payments amounted to $348,000 in the aggregate.

     The Bank also maintains deposit accounts with some of its executive officers, directors and their affiliated entities. The aggregate amount of these deposit accounts at December 31, 2003 and 2002 amounted to $3.9 million and $5.3 million, respectively.

     Leasehold improvements at two new banking offices were performed by a construction company that was owned and operated by Robert G. Weyers, a director. Total leasehold improvement costs incurred under contract with Mr. Weyers’ company for the Reston branch office were $279,000 for the year ended December 31, 2002. A portion of the costs incurred amounting to $147,000 were reimbursed to us by the landlord as tenant improvements. Mr. Weyers sold his interest in the construction company in 2003. Prior to the sale, total leasehold improvement costs incurred under the contract with Mr. Weyers’ company for the Ballston branch office during 2003 were $169,000. The terms of these construction contracts are substantially similar to the terms of similar contracts that are the result of “arms length” negotiations between unrelated parties.

EXECUTIVE COMPENSATION

     The following table shows the cash and non-cash compensation paid to Mr. Thomas A. Young, Jr., our President and Chief Executive Officer, and to our next four most highly compensated executive officers for 2003, 2003 and 2001.

Summary Compensation Table

					Long-term
					Compensation
	Annual Compensation (1)				Awards
					Securities
					Underlying Options	All Other
Name and Principal Position	Year		Salary	Bonus	(#) (3)	Compensation (4)
Thomas A Young, Jr.	2003		$175,881	$143,000	34,500	$5,128
President and CEO	2003		$140,994	$86,820	15,000	$4,164
	2001		$110,087	$33,350	—	$2,745
Paul M. Harbolick, Jr.	2003		$112,740	$70,000	17,250	$3,469
Executive Vice President	2003		$98,965	$40,000	7,500	$3,284
	2001		$90,128	$27,000	—	$1,224
Frank H. Grace, III	2003		$133,331	$60,000	20,250	$4,000
Senior Vice President	2003		$115,701	$24,500	6,000	$3,140
	2001		$137,327	$10,000	—	$1,432
Craig W. Sacknoff	2003		$115,865	$50,000	17,250	$3,476
Senior Vice President	2003		$106,382	$36,500	7,500	$2,876
	2001		$98,650	$26,000	—	$1,331
Robert H. Turley	2003		$195,085	$30,000	13,500	—
President, Alliance Home Funding, LLC	2003		$144,302	$22,000	4,500	—
	2001	(2)	$79,862	—	4,500	—

(1)	Certain individuals also receive automobile allowances and other perquisites. For each executive officer named above, the value of these items did not exceed the lesser of $50,000 or 10% of the individual’s salary and bonus.

(2)	Mr. Turley joined our company in May 2001.

(3)	All share amounts have been adjusted to reflect the three-for-two stock split in the form of a stock dividend paid on September 29, 2003.

(4)	“All Other Compensation” consists entirely of matching contributions made under Alliance Bank’s 401(k) plan for Messrs. Harbolick, Grace and Sacknoff. For Mr. Young, “All Other Compensation” for 2003 consists of $3,854 in matching contributions under the 401(k) plan and $1,274 for supplemental insurance.

Option/SAR Grants in Last Fiscal Year

     The following table shows all grants of options to Messrs. Young, Harbolick, Grace, Sacknoff and Turley during 2003:

	Number of	% of Total Options
	Securities	Granted to
	Underlying Options	Employees in Fiscal	Exercise or Base
Name	Granted (#) (1)(2)	Year	Price ($/Sh) (1)	ExpirationDate
Thomas A. Young, Jr.	30,000	25.1%	$11.11	5/28/13
	4,500	3.8%	$7.45	1/31/13
Paul M. Harbolick, Jr.	15,000	12.6%	$11.11	5/28/13
	2,250	1.9%	$7.45	1/31/13
Frank H. Grace, III	15,000	12.6%	$11.11	5/28/13
	2,250	1.9%	$7.45	1/31/13
	3,000	2.5%	$15.13	8/29/13
Craig W. Sacknoff	15,000	12.6%	$11.11	5/28/13
	2,250	1.9%	$7.45	1/31/13
Robert H. Turley	11,250	9.4%	$11.11	5/28/13
	2,250	1.9%	$7.45	1/31/13

(1)	All share and price per share amounts have been adjusted to reflect the three-for-two stock split in the form of a stock dividend paid on September 29, 2003.

(2)	All option grants vest on the following schedule: 15% one year from the date of grant; additional 20% two years from the date of grant; additional 25% three years from the date of grant; and the remaining 40% four years from the date of grant.

Option Exercises and Fiscal Year-End Option Values

     The following table shows stock options exercised by Messrs. Young, Harbolick, Grace, Sacknoff and Turley in 2003:

			Number of Unexercised	Value of Unexercised
			Options at	In-the-Money Options
	Shares Acquired on		December 31, 2003 (1)	at December 31, 2003 (2)
Name	Exercise (#)	Value Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable
Thomas A. Young, Jr.	—	—	37,500/34,500	$534,625/$290,660
Paul M. Harbolick, Jr.	—	—	19,125/23,625	$271,478/$235,823
Craig W. Sacknoff	—	—	30,000/17,250	$431,675/$145,330
Frank H. Grace, III	—	—	11,869/29,006	$169,000/$271,971
Robert H. Turley	—	—	4,050/22,200	$56,066/$207,915

(1)	All share and price per share amounts have been adjusted to reflect the three-for-two stock split in the form of a stock dividend paid on September 29, 2003.

(2)	Value represents the difference between the fair market value and the exercise price for the unexercised options at December 31, 2003.

Securities Authorized For Issuance Under Equity Compensation Plans

     The following table sets forth information as of December 31, 2003 with respect to certain compensation plans under which equity securities of Bankshares are authorized for issuance.

Number of
	securities to be		Number of securities
	issued upon	Weighted-average	remaining available for
	exercise of	exercise price of	future issuance under equity
	outstanding	outstanding	compensation plans
	options, warrants	options, warrants	(excluding securities
Plan Category	and rights (a)	and rights (b)	reflected in column (a)) (c)
Equity compensation plans approved by shareholders (1)	588,950	$6.23	255,550
Equity compensation plans not approved by shareholders	—	—	—
Total	588,950	$6.23	255,550

(1)	All shares relate to the Alliance Bankshares Corporation Stock Option Plan.

Stock Option Plan

     Bankshares has one stock option plan, the Alliance Bankshares Corporation Stock Option Plan, which was amended and restated effective April 1, 2003, and approved by shareholders on May 28, 2003. This plan is an amendment and restatement of the Bank’s 1999 Stock Option Plan, which was approved by the Bank’s shareholders, became effective in March 1999, and was assumed by Bankshares on July 26, 2002 in connection with the reorganization and statutory share exchange pursuant to which the Bank became a wholly-owned subsidiary of Bankshares.

     After adjusting for the three-for-two stock split in the form of a stock dividend paid on September 29, 2003, the option plan makes available an aggregate of 844,500 shares of common stock for awards in the form of stock options or warrants to directors of Bankshares and key employees and consultants of Bankshares, the Bank and other subsidiaries as selected by the board of directors upon recommendation of the committee administering the option plan. The option plan limits to 75,000 the number of shares of common stock for which options may be granted under the plan to any one person in a single calendar year. As of January 15, 2004, awards for the issuance of 757,287 shares of common stock have been granted under the option plan, and 87,213 shares are available for future grants and awards under the plan.

     The exercise price of any stock option issued under the option plan may be no less than the fair market value of the common stock subject to the option as determined in good faith by the board of directors acting upon recommendation of the committee administering the option plan.

     The number of shares subject to the option plan and to outstanding options under the option plan are subject to adjustment by the board of directors if the common stock is affected by an extraordinary corporate transaction such as a reorganization, merger, consolidation, recapitalization, restructuring or other distribution, stock split, spin-off or sale of substantially all of Bankshares’ assets.

Employment and Change in Control Agreements

     The company has entered into employment agreements with senior executives of Bankshares, the Bank and Alliance Home Funding, LLC. The following is a summary of the key provisions of those agreements.

     Thomas A. Young, Jr., President & CEO of Alliance Bankshares and Alliance Bank, is employed under a three-year employment agreement effective March 1, 2003 and currently in effect until March 1, 2006. The agreement provides for an automatic one-year renewal at March 1, 2006 and each subsequent March 1 subject to a requirement of sixty days’ notice in the event of nonrenewal by either party. The agreement provides for a base salary of at least $175,000 annually with an opportunity for a bonus at the discretion of the Board of Directors. Mr. Young is eligible for the usual and customary employee benefits from the company including life and disability insurance. In addition, the agreement provides that the company will reimburse Mr. Young for reasonable and customary business expenses incurred by him and will lease a car for Mr. Young with a lease payment of up to $750 per month. If Mr. Young’s employment is terminated by the company other than for cause (as defined in the agreement) or is terminated by Mr. Young for good reason (as defined in the agreement), Mr. Young will be entitled to continue receiving his then current base salary for the greater of the remainder of his contract term or twelve months. If Mr. Young’s employment is terminated by the company other than for cause or is terminated by Mr. Young for good reason within one year after a change in control (as defined in the agreement), Mr. Young will receive up to 2.99 times his average taxable income from the company for the five calendar years immediately preceding the calendar year of the change in control (with compensation for any partial year of employment annualized), limited in any event to the maximum payment which could be made without any payment being considered an excess parachute payment under section 280G of the Internal Revenue Code. If Mr. Young’s employment were terminated in 2004, following a change in control occurring in 2004, his change in control payment would be approximately $417,806. Additionally, Mr. Young is subject to a non-compete agreement for a period of twelve months following termination of his employment.

     Paul M. Harbolick, Jr., Executive Vice President & CFO of Alliance Bankshares and Alliance Bank, is employed under a one-year employment agreement, originally effective March 1, 2003 and currently in effect until March 1, 2005. The agreement provides for an automatic one-year renewal each March 1 subject to a requirement of sixty days’ notice in the event of nonrenewal by either party. The agreement provides for a base salary of at least $112,000 annually with an opportunity for a bonus at the discretion of the Board of Directors. Mr. Harbolick is eligible for the usual and customary employee benefits from the company including life and disability insurance. In addition, the agreement provides that the company will reimburse Mr. Harbolick for reasonable and customary business expenses incurred by him and will provide a country club allowance for Mr. Harbolick of up to $375 per month. If Mr. Harbolick’s employment is terminated by the company other than for cause (as defined in the agreement) or is terminated by Mr. Harbolick for good reason (as defined in the agreement), Mr. Harbolick will be entitled to continue receiving his then current base salary for the greater of the remainder of his contract term or twelve months. If Mr. Harbolick’s employment is terminated by the company other than for cause or is terminated by Mr. Harbolick for good reason within one year after a change in control (as defined in the agreement), Mr. Harbolick will receive two years’ pay based on his then current base salary and the average of his last three years’ bonuses. If Mr. Harbolick’s employment were terminated in 2004, following a change in control, his change in control payment would be approximately $351,333. Additionally, Mr. Harbolick is subject to a non-compete agreement for a period of twelve months following termination of his employment.

     Craig W. Sacknoff, Senior Vice President of Alliance Bankshares and Alliance Bank, is employed under a one-year employment agreement, originally effective March 1, 2003 and currently in effect until March 1, 2005. The agreement provides for an automatic one-year renewal each March 1 subject to a requirement of sixty days’ notice in the event of nonrenewal by either party. The agreement provides for a base salary of at least $115,130 annually with an opportunity for a bonus at the discretion of the Board of Directors. Mr. Sacknoff is eligible for the usual and customary employee benefits from the company including life and disability insurance. In addition, the agreement provides that the company will reimburse Mr. Sacknoff for reasonable and customary business expenses incurred by him and will lease a car for Mr. Sacknoff with a lease payment of up to $615 per month. If Mr. Sacknoff’s employment is terminated by the company other than for cause (as defined in the agreement) or is terminated by Mr. Sacknoff for good reason (as defined in the agreement), Mr. Sacknoff will be entitled to continue receiving his then current salary for the greater of the remainder of his contract term or twelve months. If Mr. Sacknoff’s employment is terminated by the company other than for cause or is terminated by Mr. Sacknoff for good reason within one year after a change in control (as defined in the agreement), Mr. Sacknoff will receive eighteen months pay based on his then current base salary. If Mr. Sacknoff’s employment were terminated in 2004, following a change in control, his payment would be approximately $184,784. Additionally, Mr. Sacknoff is subject to a non-compete agreement for a period of twelve months following termination of his employment.

     Robert H. Turley, President of Alliance Home Funding, LLC, is employed under a one-year employment agreement, originally effective March 1, 2003 and currently in effect until March 1, 2005. The agreement provides for an automatic one-year renewal each March 1 subject to a requirement of sixty days’ notice in the event of nonrenewal by either party. The agreement provides for a base salary of at least $120,000 annually with an opportunity for a bonus at the discretion of the Board of Directors. Mr. Turley is eligible for the usual and customary employee benefits from the company including life and disability insurance. In addition, the agreement provides that the company will reimburse Mr. Turley for reasonable and customary business expenses incurred by him and will provide Mr. Turley with an automobile allowance of up to $500 per month. If Mr. Turley’s employment is terminated by the company other than for cause (as defined in the agreement) or is terminated by Mr. Turley for good reason (as defined in the agreement), Mr. Turley will be entitled to continue receiving his then current salary for the greater of the remainder of his contract term or twelve months. If Mr. Turley’s employment is terminated by the company other than for cause or is terminated by Mr. Turley for good reason after a change in control (as defined in the agreement), Mr. Turley will receive eighteen months pay based on his then current base salary. If Mr. Turley’s employment were terminated in 2004, following a change in control, his payment would be approximately $180,000. Additionally, Mr. Turley is subject to a non-compete agreement for a period of twelve months following termination of his employment.

     Frank H. Grace, III, Senior Vice President of Alliance Bankshares and Alliance Bank, is employed under a one-year employment agreement, originally effective January 13, 2004 and currently in effect until March 1, 2005. The agreement provides for an annual automatic one year renewal each March 1 subject to a requirement of sixty days’ notice in the event of nonrenewal by either party. The agreement provides for a base salary of at least $106,633 annually with an opportunity for a bonus at the discretion of the Board of Directors. Mr. Grace is eligible for the usual and customary employee benefits from the company including life and disability insurance. The agreement further provides for a company loan to Mr. Grace for the purchase of a private club membership for use for business purposes. The loan, which was made on February 27, 2004, in the amount of $ 95,000, bears interest at a variable rate of WSJ Prime + 1%, and must be repaid in five years or less. The agreement provides for certain automatic loan repayments to be made from future bonus awards received by Mr. Grace, with the company to provide a matching repayment in certain circumstances. If Mr. Grace should resign his employment while any portion of the loan remains outstanding, he remains responsible for repayment of the remaining balance. The company also agreed to purchase at its expense a five-year term life insurance policy, with a declining balance as appropriate, in the name of the employee and with the company as beneficiary, to secure repayment of the loan in the event of the employee’s death. In addition, the agreement provides that the company will reimburse Mr. Grace for reasonable and customary business expenses incurred by him, including a monthly car allowance as well as payment of monthly club dues. If Mr. Grace’s employment is terminated by the company other than for cause (as defined in the agreement) or is terminated by Mr. Grace for good reason (as defined in the agreement), Mr. Grace will be entitled to continue receiving his then current salary for the greater of the remainder of his contract term or twelve months. If Mr. Grace’s employment is terminated by the company other than for cause or is terminated by Mr. Grace for good reason within one year after a change in control (as defined in the agreement), Mr. Grace will receive eighteen months pay based on his then current base salary. Also, in such an event the company agrees to pay to Mr. Grace an additional severance payment equal to one-half the then outstanding loan balance. If Mr. Grace’s employment were terminated in 2004, following a change in control, his payment would be approximately $172,745. Additionally, Mr. Grace is subject to a non-compete agreement for a period of twelve months following termination of his employment.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors consists entirely of directors who meet the director independence requirements of both the new listing standards of Nasdaq and the requirements as currently in effect and applicable to Bankshares.

     The Audit Committee assists the Board in overseeing and monitoring the integrity of Bankshares’ financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board for approval. The Board, with the recommendation of the Audit Committee, amended the charter in 2004 to reflect the relevant provisions of the Sarbanes-Oxley Act and related Nasdaq rules. A copy of the Audit Committee Charter is attached to this proxy statement as Appendix A.

     The Audit Committee is responsible for overseeing Bankshares’ overall financial reporting process. In fulfilling its oversight responsibilities for the financial statements for fiscal year 2003, the Audit Committee:

•	Reviewed and discussed the annual audit process and the audited financial statements for the fiscal year ended December 31, 2003 with management and Yount, Hyde & Barbour, P.C. (“YHB”), Bankshares’ independent accountants;

•	Discussed with management and YHB the adequacy of Bankshares’ system of internal controls;

•	Discussed with YHB the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including YHB’s judgments about the quality, not just the acceptability, of Bankshares’ accounting principles and underlying estimates in Bankshares’ consolidated financial statements; all critical accounting policies and practices to be used; all alternative treatments within generally accepted accounting principles for policies and practices related to material terms that have been discussed with management of Bankshares; and other material written communication between the independent accountants and Bankshares’ management, such as any management letter or schedule of unadjusted differences.; and

•	Received written disclosures and the letter from YHB regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee also discussed with YHB its independence.

     The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee determined appropriate.

     As described more fully in its charter, the purpose of the Audit Committee is to assist the Board in its general oversight of Bankshares’ financial reporting, internal controls and audit functions. Management is responsible for the preparation, presentation and integrity of Bankshares’ financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

     Based on the Audit Committee’s review of the audited financial statements and discussions with management and Yount, Hyde & Barbour, P.C., the Audit Committee recommended to the Board that the audited financial statements be included in Bankshares’ Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Audit Committee

Harvey E. Johnson, Jr. Chairman
Serina Moy, Co-Chairman
Thomas P. Danaher
William M. Drohan

Principal Accounting Fees and Services

     The following table presents the fees for professional audit services rendered by Yount, Hyde & Barbour, P.C. for the audit of Bankshares’ consolidated financial statements for the fiscal years ended December 31, 2003 and 2002, and fees billed for other services rendered by Yount, Hyde & Barbour, P.C. during those periods. Certain amounts for 2002 have been reclassified to conform to the 2003 presentation.

Year Ended December 31,	2003	2002
Audit Fees	$56,490	$31,644
Audit Related Fees (1)	18,246	3,533
Tax Fees (2)	2,125	2,060
All Other Fees	—	—

Total	$76,861	$37,237

(1)	Includes fees related to HUD agreed upon procedures, Public Funds agreed upon procedures, ACH agreed upon procedures and mortgage company related procedures.

(2)	Includes fees for preparation of federal and state income tax returns.

     The Audit Committee has determined that the provision by Yount, Hyde & Barbour, P.C. of the non-audit services referred to above is compatible with the maintenance of that firm’s independence.

Pre-Approval Policies

     Pursuant to the terms of its charter, the Audit Committee is responsible for the appointment, compensation and oversight of the work performed by Bankshares independent accountants. The Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit (including audit-related) and non-audit services performed by the independent accountants in order to assure that the provisions of such services does not impair the accountants’ independence. The Audit Committee has delegated interim pre-approval authority to Mr. Johnson, Chairman of the Audit Committee. Any interim pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting. In addition, pre-approved research and consultation fees requested by management may be performed throughout the engagement year not to exceed $5,000.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee has appointed Yount, Hyde & Barbour, P.C. as Bankshares’ independent public accountants for the fiscal year ending December 31, 2004, subject to ratification by shareholders at the Annual Meeting. Yount, Hyde & Barbour, P.C. rendered audit services to Bankshares during the fiscal year ended December 31, 2003. These services consisted primarily of the examination and audit of Bankshares’ financial statements, tax reporting assistance, and other audit and accounting matters.

     Representatives of Yount, Hyde & Barbour, P.C. are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to your questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF YOUNT, HYDE & BARBOUR, P.C., AS BANKSHARES’ INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

OTHER BUSINESS

     As of the date of this proxy statement, management of Bankshares has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

     If any shareholder intends to present a proposal to be considered for inclusion in Bankshares’ proxy materials in connection with the 2005 Annual Meeting, the proposal must be in proper form and must be received by the Secretary, at Bankshares’ principal office in Chantilly, Virginia, on or before January 4, 2005.

     In addition, the proxy solicited by the Board of Directors for the 2005 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented at the meeting if Bankshares has not received notice of such proposal by March 20, 2005, in writing delivered to the Secretary.

By Order of the Board of Directors,

Paul M. Harbolick, Jr. Executive Vice President, CFO & Secretary

A copy of Bankshares’ Annual Report on Form 10-KSB (including exhibits) as filed with the Securities and Exchange Commission for the year ended December 31, 2003, will be furnished without charge to shareholders upon written request directed to Alliance Bankshares, 14280 Park Meadow Drive, Suite 350, Chantilly, Virginia 20151, Attn: Secretary.

Appendix A

AUDIT COMMITTEE CHARTER OF
ALLIANCE BANKSHARES CORPORATION

Purpose

     The Audit Committee of Alliance Bankshares Corporation (the “Company”) is appointed by the Board of Directors to assist the Board in overseeing and monitoring (1) the quality and integrity of the Company’s financial statements and the Company’s accounting and financial reporting processes, (2) the independent auditor’s qualifications, independence and performance, (3) the performance of the Company’s internal audit function, and (4) the compliance by the Company with legal and regulatory requirements.

     The Audit Committee shall have the sole authority to select, evaluate and, where appropriate, replace the independent auditor. The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

Membership

     The Audit Committee shall have at least three members. Each of the members of the Audit Committee shall meet the independence and financial literacy requirements of the listing requirements of The NASDAQ Stock Market, Inc., Section 10A(m)(3) of the Securities Exchange Act of 1934 (the Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”), as determined by the Board. At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the Commission. The current audit committee financial expert is the audit committee chairman, Mr. Johnson. The members of the Audit Committee and its Chair shall be annually appointed by the Board of Directors. Audit Committee members may be replaced by the Board.

Meetings

     The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. For the transaction of business at any meeting of the Audit Committee, a majority of the members shall constitute a quorum. The act of a majority of the members participating at any meeting of the Audit Committee at which a quorum is present shall be the act of the Audit Committee.

     Management of the Company, the internal and independent auditor and Corporate Secretary may attend each meeting or portions thereof, as requested by the Audit Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

     The Audit Committee shall provide an open avenue of communication between the internal and independent auditor and the Audit Committee, and periodically shall meet separately in private sessions with management, the internal auditor, and the independent auditor. The Audit Committee shall report on its activities to the Board of Directors on a regular basis.

Outside Advisors

     The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of: (i) compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services for the Company (ii) and compensation to any advisors employed by the Audit Committee, and (iii) ordinary administrative expenses of the Audit Committee for carrying out its duties.

Authority and Responsibilities

     The Audit Committee has authority to conduct or authorize investigations into any matters within its scope of responsibilities.

     The key responsibilities of the Audit Committee in carrying out its oversight function shall include the following:

1.	The Audit Committee shall be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review of attest services for the Company. In this regard, the Audit Committee shall exercise sole authority to appoint, evaluate, and, as necessary, replace the independent auditor (subject, if applicable, to shareholder ratification). The independent auditor shall report directly to the Audit Committee.

2.	The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the Audit Committee at its next scheduled meeting.

3.	The Audit Committee shall make regular reports to the Board.

4.	The Audit Committee shall evaluate the performance of the Audit Committee annually, and review and reassess the adequacy of Audit Committee Charter annually and recommend any proposed changes to the Board for approval.

The Audit Committee shall:

Oversight of the Company’s Relationship with the Independent Auditor

5.	Preapprove all audit and permitted non-audit services, and the compensation, fees and terms for such services provided by the independent auditor, subject to the de minimis exception for permitted non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. (By approving the audit engagement, an audit service within the scope of the engagement shall be deemed to have been preapproved). In addition, the Audit Committee shall establish policies and procedures for the engagement of the independent auditor to provide permitted non-audit services, which may include approval in advance by a subcommittee or member or members of the Audit Committee of all permitted non-audit services to be performed by the independent auditor.

6.	Review and evaluate the lead partner of the independent auditor team.

7.	At least annually, obtain a report by the independent auditor describing: the auditing firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

8.	At least annually, obtain and review a report by the independent auditor describing any relationships between the auditor and the Company and any other relationships that may adversely affect the independence of the auditor. Actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor. Evaluate the qualifications, performance and adequacy of the quality controls of the auditor and consider the independence of the auditor, including whether the auditor’s provision of permitted non-audit services is compatible with maintaining the auditor’s independence. The Committee shall present its conclusions with respect to the independent auditor to the Board of Directors.

9.	Ensure the rotation of the audit partners as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

10.	Set clear hiring policies for employees and former employees of the independent auditor.

11.	Meet with the independent auditor prior to the audit to discuss the planning, staffing and scope of the audit. The audit scope shall include a requirement that the independent auditor inform the Committee of any significant changes in the audit plan.

Oversight of Financial Reporting and Disclosure Matters

12.	Review and discuss with management the Company’s financial reporting process, financial statements and major disclosures, and the adequacy and effectiveness of the Company’s system of internal controls and disclosure controls and procedures.

13.	Review and discuss with the independent auditor the Company’s system of internal controls, including information technology security and control and including any major issues as to the adequacy of the Company’s internal controls together with management’s responses. a

14.	Review and discuss with the independent auditor the adequacy of the Company’s financial reporting process and receive from the independent auditor reports required by the SEC.

15.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and management’s critical accounting policies and practices, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-KSB.

16.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements, including the results of the independent auditor’s reviews of the quarterly financial statements and disclosures made in management’s discussion and analysis and management’s critical accounting policies and practices, prior to the filing of its Form 10-QSB.

17.	Review and discuss with management and the independent auditor their analyses of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, the appropriateness of accounting principles followed by the Company, significant changes in the Company’s selection or application of accounting principles, and major issues regarding the Company’s accounting principles and financial statement presentations.

18.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

19.	Request and receive from the independent auditor, and review with the independent auditor, a report relating to (a) all critical accounting policies and practices to be used; (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (c) any material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

20.	Discuss with management, the independent auditor, and the senior internal auditing executive the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

21.	Discuss with management and the independent auditor the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

22.	Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form10-KSB and Form 10-QSB about any significant deficiencies or material weaknesses in the design or operation of internal controls and any fraud involving management or other employees who have a significant role in the Company’s internal control over financial reporting.

23.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any audit problems or difficulties, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements between management and the independent auditor, and management’s response thereto.

24.	Prepare a report for inclusion in the Company’s proxy statement, disclosing that the Audit Committee reviewed and discussed the audited financial statements with management and discussed with the independent auditor the matters required by Statement on Auditing Standards

No. 61 and, based upon these discussions, recommend to the Board of Directors whether the audited financial statements should be included in the annual report on Form 10-KSB.

Oversight of the Company’s Internal Audit Function

25.	Review the annual internal audit program in terms of the scope of the audit conducted or schedules to be conducted, and review the internal audit department budget and staffing levels.

26.	Discuss with the independent auditor and management the internal audit function responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

27.	Review the significant reports to management prepared by the internal auditing team and management’s responses.

28.	On a regular basis, meet separately with the Internal Audit team to discuss any matters that the Committee or internal audit believes should be discussed without management’s attendance.

29.	Appoint and, as necessary, replace the Internal Audit team and/or staff.

30.	Review the effectiveness of the internal audit function.

31.	Inquire regarding the adequacy and effectiveness of the Company’s system of internal controls and any recommendations for improvements.

Compliance Oversight Responsibilities

32.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

33.	Obtain reports from management, the Company’s internal audit team and the independent auditor that the Company and its subsidiaries are in conformity with applicable legal requirements and the Company’s Code of Conduct and Ethics.

34.	Review reports and disclosures of insider and affiliated party transactions and pre-approve all such transactions required to be approved pursuant to Nasdaq listing standards.

35.	Advise the Board of Directors with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and review the process for communicating the Company’s Code of Conduct to corporate personnel, and for monitoring compliance therewith.

36.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

37.	Discuss with the Company’s legal counsel matters that may have a material impact on the financial statements or the Company’s compliance policies.

38.	Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) of any instances of noncompliance.

Limitation of the Audit Committee’s Role

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is recognized that the members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditor by profession. As such it is not the duty of the Audit Committee or its members to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

     Each member of the Audit Committee shall be entitled to rely on (1) the integrity of the persons and organizations within and outside the Company from which it receives information, (2) the accuracy of financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall promptly be reported to the Board of Directors) and (3) representations made by management as to any information technology, internal audit and other non-audit services provided by the auditor to the Company.

As adopted by the Board of Directors: April 28, 2004

☒   Please mark votes as in this example.

FORM OF REVOCABLE PROXY

ALLIANCE BANKSHARES CORPORATION

ANNUAL MEETING OF SHAREHOLDERS
June 10, 2004

This Proxy is solicited on behalf of the Board of Directors.

     The undersigned shareholder of Alliance Bankshares Corporation (Bankshares) hereby appoints Serina Moy and Harvey E. Johnson, Jr., jointly and severally as proxies, with full power to act alone, and with full power of substitution to represent the undersigned, and to vote all shares of Bankshares standing in the name of the undersigned as of April 19, 2004 at the Annual Meeting of Shareholders to be held Thursday, June 10, 2004, at 2:30 p.m. at the Westfields Marriott, 14750 Conference Center Drive, Chantilly, Virginia, or any adjournments thereof, on each of the following matters:

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of all director nominees in Proposal One and FOR approval of Proposal Two. If any other matter shall be brought before the meeting under Proposal Three, the shares represented by this proxy will be voted in the discretion of the proxy agents.

PROPOSAL ONE. To elect three Class B directors to serve until the 2007 Annual Meeting of Shareholders, or until their successors are elected and qualified, as instructed below.

Class B Nominees:
Thomas P. Danaher
William M. Drohan
George S. Webb

☐ FOR	☐ WITHHOLD	☐ FOR ALL EXCEPT

(Instruction: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name on the line provided below.)

PROPOSAL TWO. To ratify the appointment of Yount, Hyde & Barbour, P.C., as independent accountants for the fiscal year ending December 31, 2004.

_________ FOR	_________ AGAINST	_________ ABSTAIN

PROPOSAL THREE. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Please be sure to sign and date this Proxy in the box below.

Signature ______________________________________________________ Date: __________, 2004

NOTE: Please sign your name(s) exactly as shown imprinted hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please check this box if you plan to attend the meeting.    ☐

Detach above card, sign, date and mail in postage paid envelope provided.

ALLIANCE BANKSHARES CORPORATION

PLEASE ACT PROMPTLY
SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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